UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 19, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) and the Company’s operating partnership, Phillips Edison – ARC Shopping Center Operating Partnership, L.P. entered into a Second Amended and Restated Advisory Agreement (the “Second A&R Advisory Agreement”) with American Realty Capital II Advisors, LLC (the “Advisor”).  The Second A&R Advisory Agreement provides that the amount upon which the Company pays the Advisor a 1.0% acquisition fee is the amount paid or allocated in respect of the purchase price, development, construction or improvement of a property or the amount paid or allocated in respect of the purchase of loans or other real-estate related assets.

Other than the modification disclosed above, the terms of the Second A&R Advisory Agreement are similar to those of the previous advisory agreement, which was filed on March 7, 2013 as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and is incorporated by reference herein.

Item 8.01.  Other Events

Savage Town Square Acquisition

On June 19, 2013, the Company, through its wholly-owned subsidiary, purchased a shopping center containing 87,181 rentable square feet and located on approximately 11.4 acres of land in Savage, Minnesota, a suburb of Minneapolis-St. Paul (“Savage Town Square”), for approximately $15.0 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its initial public offering.  Savage Town Square was purchased collectively from MN Savage 1, LLC, MN Savage 2, LLC, MN Savage 3, LLC, MN Savage 4, LLC, MN Savage 5, LLC, MN Savage 6, LLC, MN Savage 7, LLC, MN Savage 8, LLC, MN Savage 9, LLC, MN Savage 10, LLC, MN Savage 11, LLC, MN Savage 12, LLC, MN Savage 13, LLC, MN Savage 14, LLC, MN Savage 15, LLC, and MN Savage 16, LLC, all of which are not affiliated with the Company.

 Savage Town Square is 100% leased to ten tenants, including a Cub Foods grocery store that occupies approximately 80.0% of the total rentable square feet.  Based on the current condition of Savage Town Square, the Company does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes that Savage Town Square is adequately insured.

Press Release

On June 20, 2013, the Company issued a press release announcing the acquisition of Savage Town Square.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: June 20, 2013	By:	/s/ R. Mark Addy__________________
R. Mark Addy
Co-President & Chief Operating Officer